Exhibit 99.1

CONTACTS:

Richard Leland

Investor Relations

561-438-3796

Richard.Leland@officedepot.com

Brian Levine

Public Relations

561-438-2895

Brian.Levine@officedepot.com

OFFICE DEPOT SETS RECORD DATE FOR

PROPOSED CONSENT SOLICITATION

Boca Raton, Fla., April 25, 2013 – Office Depot, Inc. (NYSE:ODP), a leading global provider of office supplies and services, today announced that it has set the close of business on May 3, 2013 as the record date for the determination of the Company’s stockholders who are eligible to execute, withhold or revoke consents in response to the proposed solicitation of written consents by Starboard Value and Opportunity Master Fund Ltd and other participants (the “Starboard Consent Solicitation”).

About Office Depot

Office Depot provides office supplies and services through 1,629 worldwide retail stores, a dedicated sales force, top-rated catalogs, and global e-commerce operations. Office Depot has annual sales of approximately $10.7 billion, employs about 38,000 associates, and serves customers in 59 countries around the world.

Office Depot’s common stock is listed on the New York Stock Exchange under the symbol ODP. Additional press information can be found at: http://news.officedepot.com.

Additional Information

Office Depot will be filing a consent revocation statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Starboard Consent Solicitation. Promptly after filing any definitive consent revocation statement with the SEC, the Company will mail the definitive consent revocation statement and a form of WHITE consent revocation card to each stockholder of Office Depot entitled to execute, withhold or revoke consents relating to the proposed Starboard Consent Solicitation. STOCKHOLDERS OF OFFICE DEPOT ARE URGED TO READ ANY SUCH CONSENT REVOCATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain free copies of these documents (when available) and other documents filed with the SEC by Office Depot through the web site maintained by the SEC at www.sec.gov and through the Company’s website at investor.officedepot.com.

Certain Information Regarding Participants

Office Depot and its directors and executive officers may be deemed to be participants in the solicitation of consent revocations from Office Depot stockholders in connection with the Starboard Consent Solicitation under the rules of the SEC. Stockholders may obtain information regarding the names, affiliations, and interests of Office Depot’s directors and executive officers in Office Depot’s Annual Report on Form 10-K for the year ended December 29, 2012 and its Proxy Statement on Schedule 14A, dated March 15, 2012, which are filed with the SEC. These documents can be obtained free of charge through the web site maintained by the SEC at www.sec.gov and through the Company’s website at investor.officedepot.com. Additional information regarding the interests of these participants in any solicitation of consent revocations and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any consent revocation statement and other relevant materials to be filed with the SEC if and when they become available.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: The Private Securities Litigation Reform Act of 1995, as amended, (the “Act”) provides protection from liability in private lawsuits for “forward-looking” statements made by public companies under certain circumstances, provided that the public company discloses with specificity the risk factors that may impact its future results. We want to take advantage of the “safe harbor” provisions of the Act. Certain statements made in this press release are forward-looking statements under the Act. Except for historical financial and business performance information, statements made in this press release should be considered forward-looking as referred to in the Act. Much of the information that looks towards future performance of our company is based on various factors and important assumptions about future events that may or may not actually come true. As a result, our operations and financial results in the future could differ materially and substantially from those we have discussed in the forward-looking statements made in this press release. Certain risks and uncertainties are detailed from time to time in our filings with the United States Securities and Exchange Commission (“SEC”). You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. The Company’s SEC filings are readily obtainable at no charge at www.sec.gov and at www.freeEDGAR.com, as well as on a number of other commercial web sites.